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                                                                      Exhibit 23


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 0-22026) of Rent-Way, Inc. of our report dated June 20, 2000 relating to the financial statements and supplemental schedules of Rent-Way, Inc. 401(k) Retirement Savings Plan as of December 31, 1999 and 1998 and for the year ended December 31, 1999, which appears in this Form 11-K.


                                                PricewaterhouseCoopers LLP

Cleveland, Ohio
June 28, 2000